LEGG MASON INCOME TRUST, INC.

                              ARTICLES OF AMENDMENT

Legg Mason Income Trust, Inc., a Maryland Corporation ("Corporation") organized on April 28, 1987, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: On May 12, 2004, the Board of Directors of Legg Mason Income Trust, Inc. ("Board"), under authority contained in the Corporation's charter, has, effective August 31, 2004:

          (a) amended Article Second of the Amended and Restated Articles of Incorporation by striking "Legg Mason US Government Intermediate Term Portfolio" and substituting "Legg Mason Limited Duration Bond Portfolio",

          (b) changed the name of the one Series of stock of the Corporation heretofore known as "Legg Mason US Government Intermediate-Term Portfolio" to "Legg Mason Limited Duration Bond Portfolio", and

          (c) changed the names of the classes of shares heretofore known as "Legg Mason US Government Intermediate-Term Portfolio, Primary Class", "Legg Mason US Government Intermediate-Term Portfolio, Institutional Class", and "Legg Mason US Government Intermediate-Term Portfolio, Financial Intermediary Class" to "Legg Mason Limited Duration Bond Portfolio, Primary Class", " Legg Mason Limited Duration Bond Portfolio, Institutional Class", and "Legg Mason Limited Duration Bond Portfolio, Financial Intermediary Class", respectively.

     SECOND: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605(a)(1) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

     THIRD: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     FOURTH: The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name on its behalf by its Vice President and attested to by its Assistant Secretary on August 1, 2004.




ATTEST:                   Legg Mason US Government Intermediate - Term Portfolio


/s/ Richard M. Wachterman        /s/ Gregory T. Merz
-------------------------        ------------------------------------------
Richard M. Wachterman             Gregory T. Merz
Assistant Secretary               Vice President